EXHIBIT 99.1

SKYE Life Ventures Ltd. Announces Resignation of Director

Vancouver, British Columbia--(March 10, 2020) - Skye Life Ventures Ltd. (OTCQB: SKLV) ("SKYE" or the "Company"), announces the resignation of John Bentivoglio as a director of the Company.

About Skye Life Ventures Ltd.

Skye Life Ventures is a licensed commercial cannabis cultivator engaging in the cultivation, possession, research, processing, sales and distribution of medicinal and recreational cannabis under the laws of the Health Canada Licensed Producer.

Forward Looking Statements

This document contains "forward-looking statements" that can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative of these words or other variations of these words or comparable words, or by discussions of plans or strategy that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, including, but not limited to, statements regarding the company's marketing plans, goals, competitive conditions, regulations that affect public companies that have no existing business and other matters that are not historical facts are only predictions. No assurances can be given that such predictions will prove correct or that the anticipated future results will be achieved. Actual events or results may differ materially either because one or more predictions prove to be erroneous or as a result of other risks facing the company. Forward-looking statements should be read in light of the cautionary statements and important factors described in this document for Skye Life Ventures Ltd., including, but not limited to the matters set forth in management's discussion and analysis of financial condition and results of operations filed in its latest 10-Q on with the securities and exchange commission. The risks include, but are not limited to, the risk factors and uncertainties set forth in item 1A, "risk factors" of the company's registration statement on form 10, as amended, filed with the securities and exchange commission. The risks associated with a smaller reporting company that has only a limited history of operations, the comparatively limited financial resources of the company, the intense competition the company faces from other established competitors, any one or more of these or other risks could cause actual results to differ materially from the future results indicated, expressed, or implied in such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of this form 10-Q or to reflect the occurrence of unanticipated or other subsequent events, except as required by law.

As used herein, the term "the Company," "we," "us, "and" "our" refer to Skye Life Ventures Ltd., a British Columbia Canada corporation, unless otherwise noted.

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Contact
kyle.mcdiarmid@skyelife.ca
1-778-385-4945

About Skye Life Ventures Ltd.
www.skyelife.ca